Exhibit 99.2

Libbey Announces Confirmation of Plan of Reorganization

Expects to Emerge from Court-Supervised Restructuring in the Coming Weeks

TOLEDO, Ohio, October 19, 2020 -- Libbey Inc. (OTC: LBYYQ) (“Libbey” or the “Company”), one of the world's largest glass tableware manufacturers, today announced that the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has confirmed the Company's Plan of Reorganization (the “Plan”). Libbey expects to complete its court-supervised restructuring and emerge from Chapter 11 in the coming weeks with a stronger balance sheet, reduced debt and the agility to position the Company to succeed in the current operating environment.

Libbey has secured exit financing consisting of a $150 million term loan and a $100 million asset-based lending facility, and expects to emerge from the Chapter 11 process with less than $200 million of funded debt.

Mike Bauer, chief executive officer of Libbey, said, “We are pleased to have reached this critical milestone and look forward to emerging as a healthy company with a stronger balance sheet and improved liquidity. I want to thank all of our employees for maintaining an incredible focus on serving our customers and end users without interruption throughout this process, as well as our lenders, customers, vendors and end users for their continued support. We look forward to working with all our stakeholders as we move forward as a stronger partner and continue our 200+-year legacy of delivering the finest glassware and tabletop products to the world and empowering consumers to celebrate life’s moments.”

Additional Resources

As previously announced, on June 1, 2020, the Company and its U.S.-based subsidiaries filed voluntary petitions for a court-supervised reorganization under Chapter 11 under Title 11 of the United States Code in the Bankruptcy Court. Libbey’s international subsidiaries in Canada, China, Mexico, the Netherlands and Portugal are not included in the Chapter 11 proceedings and are operating in the normal course of business.

Additional information is available at www.LibbeyRestructuringInfo.com. Court filings and other information related to the court-supervised proceedings are available at http://cases.primeclerk.com/libbey or by calling Libbey’s claims agent, Prime Clerk, at (877) 429-7404 (or (646) 214-8836 for international calls).

Advisors

Latham & Watkins LLP is serving as legal advisor to Libbey, Alvarez & Marsal is serving as restructuring advisor and Lazard is serving as financial advisor.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the United States, Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. These forward-looking statements include all matters that are not historical facts. They include statements regarding, among other things, the Company’s intentions, beliefs or current expectations concerning the timing of its emergence from Chapter 11 and impact of such emergence on its balance sheet and operations going forward and the terms and conditions of its exit financing . By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to consummate the Plan; risks attendant to the bankruptcy process and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 process and any additional strategies that we may employ to address our liquidity and capital resources; restrictions on us due to the terms of the proposed exit financing arrangements and restrictions imposed by the applicable courts; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; risks related to the trading of the Company's securities on the OTC Pink marketplace; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under the Company’s DIP financing arrangements; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q, the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and in the Disclosure Statement filed with the Bankruptcy Court in connection with the Chapter 11 cases. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this release.

Contacts

Corporate:

PublicRelations@libbey.com

Media:

Michael Freitag / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449